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

                   As filed with the Securities and Exchange Commission on May 11, 2006, Registration No. 333-





                                           SECURITIES AND EXCHANGE COMMISSION
                                                  Washington, D.C. 20549

                                                          FORM S-8
                                                  REGISTRATION STATEMENT
                                                           UNDER
                                                THE SECURITIES ACT OF 1933

                                                      West Marine, Inc.
                                 (Exact name of registrant as specified in its charter)


                                   Delaware                                  77-0355502
                         (State or other jurisdiction                    (I.R.S. Employer
                        of incorporation or organization)                  Identification


                              500 Westridge Drive
                            Watsonville, California                           95076-4100
                      (Address of Principal Executive Offices)                (Zip Code)

                                             __________________________

                                                    WEST MARINE, INC.
                                             OMNIBUS EQUITY INCENTIVE PLAN
                                                  (Full title of plan)
                                             __________________________

                                                   Thomas D. Twedt
                                                   DOW LOHNES PLLC
                                            1200 New Hampshire Avenue, N.W.
                                                       Suite 800
                                                Washington, D.C. 20036
                                        (Name and Address of agent for service)

                                         Telephone number of agent for service:
                                                    (202) 776-2000

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                                                    CALCULATION OF REGISTRATION FEE
------------------------ --------------------- ------------------------ --------------------- -----------------------
 Title Of Security        Amount Being             Proposed Maximum        Proposed Maximum        Amount Of
 Being Registered          Registered*            Offering Price Per      Aggregate Offering    Registration Fee
                                                       Share(**)               Price(**)
------------------------ --------------------- ------------------------ --------------------- -----------------------
------------------------ --------------------- ------------------------ --------------------- -----------------------
Common Stock,                475,000                    $14.65               $6,958,750.00          $744.59
$0.001 Par Value
------------------------ --------------------- ------------------------ --------------------- -----------------------

(*)  In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be offered and issued in accordance with plan terms to prevent dilution from stock splits, stock dividends or similar transactions.

(**) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of shares of common stock, par value $.001, of West Marine as reported on the Nasdaq National Market on May 10, 2006.

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

                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIES

     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is being filed by West Marine, Inc. ("West Marine") to register 475,000 additional shares of West Marine's common stock, par value $0.001 per share, (plus an indeterminate number of shares pursuant to Rule 416(a) of the Securities Act of 1933) issuable pursuant to the West Marine, Inc. Omnibus Equity Incentive Plan (the "Omnibus Plan"). Pursuant to General Instruction E, and unless otherwise noted herein, this Registration Statement incorporates by reference the contents of the previously filed registration statements on Form S-8 (File Nos. 333-10210 and 333-125291), and all exhibits thereto, relating to the Omnibus Plan, which were previously filed with the Securities and Exchange Commission on December 20, 2002 and May 27, 2005, respectively.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 8.  Exhibits

    Exhibit Number               Description of Exhibit

        5.1           Opinion of Dow Lohnes PLLC
        10.1 West Marine, Inc. Omnibus Equity Incentive Plan, as amended and restated effective May 4, 2006 (incorporated by reference to Exhibit 10.1 of West Marine's Form 8-K dated May 4, 2006 and filed May 10, 2006)
        23.1          Consent of Independent Registered Public Accounting Firm
        23.2 Consent of Dow Lohnes PLLC (contained in their opinion in Exhibit 5.1)



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, West Marine certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watsonville, State of California on this 4th day of May, 2006.


                                           WEST MARINE, INC.


                                           By:/s/ Peter L. Harris
                                              -------------------------------
                                              Peter L. Harris
                                              President, Chief Executive
                                                 Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


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


        Signature                                 Capacity                                       Date


/s/ Peter L. Harris
---------------------------               President, Chief Executive                          May 4, 2006
Peter L. Harris                              Officer and Director
                                          (Principal Executive Officer)

/s/ Peter Van Handel                      Vice President and Chief                            May 4, 2006
---------------------------                  Accounting Officer
Peter Van Handel                      (Principal Financial and Principal
                                             Accounting Officer)

/s/ Randolph K. Repass                    Chairman of the Board and                           May 4, 2006
---------------------------                      Director
Randolph K. Repass

/s/ Geoffrey A. Eisenberg                        Director                                     May 4, 2006
---------------------------
Geoffrey A. Eisenberg

/s/ Diane Greene                                 Director                                     May 4, 2006
---------------------------
 Diane Greene

/s/ David McComas                                Director                                     May 4, 2006
---------------------------
David McComas

/s/ Alice M. Richter                             Director                                     May 4, 2006
---------------------------
Alice M. Richter

/s/ Peter Roy                                    Director                                     May 4, 2006
---------------------------
Peter Roy

/s/ Daniel J. Sweeney                            Director                                     May 4, 2006
---------------------------
Daniel J. Sweeney

/s/ William U. Westerfield                       Director                                     May 4, 2006
---------------------------
William U. Westerfield

                                                                                                              Exhibit 5.1


                                                               [Dow Lohnes PLLC Letterhead]

                                                                         May 11, 2006


West Marine, Inc.
500 Westridge Drive
Watsonville, California  95076-4100

         Re:      Registration Statement of Form S-8

Ladies and Gentlemen:

         We have acted as special counsel for West Marine, Inc., a Delaware corporation ("West Marine"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") pertaining to 475,000 shares of Common Stock,
$0.001 par value per share (the "Shares"), being registered for issuance by West Marine pursuant to the West Marine, Inc. Omnibus
Equity Incentive Plan (the "Omnibus Plan").  At your request, we are providing this opinion to you for filing as an exhibit to the
Registration Statement.

         In preparing this opinion we have reviewed (i) the Registration Statement, (ii) West Marine's Certificate of Incorporation
and Bylaws, as amended to date, (iii) the Omnibus Plan, and (iv) the unanimous written consent of the West Marine Board of Directors dated as of April 4, 2006, including, without limitation, the resolutions approving the issuance of the Shares.

         As to matters of fact relevant to our opinion, we have relied upon oral representations of officers and other representatives of West Marine, without further investigation.  With respect to our examination of the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii)
that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein.  We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein.  We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

         As to matters of law set forth below, our opinion is limited to matters of law arising under the General Corporation Law of the State of Delaware (the "Applicable Law"); provided, however, that the term Applicable Law includes only those laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the issuance and sale of the Shares pursuant to the Omnibus Plan and does not include laws of the type described in Section 19 of the
Legal Opinion Accord of the American Bar Association Section of Business Law (1991).  Other than as specified above, we express no opinion as to conflicts of law rules or the laws of any states or jurisdictions, including federal laws regulating securities, or the rules and regulations of stock exchanges or any other regulatory body.

         In rendering this opinion, we have assumed that: (i) the Registration Statement will be automatically effective when filed with the Securities and Exchange Commission (the "Commission") in accordance with Rules 456 and 462 promulgated under the Securities
Act of 1933, as amended (the "Securities Act"); and (ii) the Registration Statement will be effective at the time any Shares are offered or issued under the Omnibus Plan.

         Based upon and subject to the foregoing and any other qualifications stated herein and assuming that (i) the Registration
Statement will have become effective and comply with all applicable laws, and (ii) the Shares will be issued and sold in compliance with applicable federal and state securities laws, consistent with the terms of the Omnibus Plan and in the manner stated in the
Registration Statement, we are of the opinion that the Shares, when and to the extent issued and paid for pursuant to the provisions of the Omnibus Plan, will be validly issued, fully paid and non-assessable, subject to the limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws and related court decisions of general applicability relating to or affecting creditors' rights generally.

         This opinion is as of the date hereof.  We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter.  Our opinion is expressly limited to matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to West Marine or the Shares.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement, provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission
thereunder.  Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                                     Very truly yours,

                                                     DOW LOHNES PLLC


                                                     By: /s/ Thomas D. Twedt
                                                         ----------------------
                                                         Thomas D. Twedt, Member

                                                                                                              Exhibit 23.1


                                       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2006, relating to the consolidated financial statements of West Marine, Inc. and subsidiaries and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of West Marine, Inc.
and subsidiaries for the year ended December 31,  2005.



/s/ Deloitte & Touche LLP
--------------------------------
Deloitte & Touche LLP
San Francisco, California
May 11, 2006

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